UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2006

NANOGEN, INC.

(Exact name of registrant specified in its charter)

Delaware	000-23541	33-0489621
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10398 Pacific Center Court, San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code: (858) 410-4600

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities

On June 30, 2006, Nanogen, Inc. (the “Company”) converted all unpaid principal amounts and all accrued and unpaid interest under a Convertible Promissory Note, dated as of May 1, 2006 (the “Note”), issued to Amplimedical S.p.A., a biomedical company organized under the laws of Italy (“Amplimedical”). The Company issued 2,886,935 shares of its common stock upon conversion of an aggregate amount of €6,102,427.50 (approximately $7.5 million) payable under the Note. The transaction was not registered under the Securities Act of 1933, as amended, in reliance upon the exemption afforded under Section 3(a)(9) thereof.

Amplimedical previously received the Note upon the closing of the Asset Purchase Agreement, dated as of April 19, 2006 (the “Purchase Agreement”), by and among the Company, Nanogen Advanced Diagnostics, S.r.L., its subsidiary organized under the laws of Italy, and Amplimedical. A description of the Note and related matters is set forth in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on April 25, 2006 and May 5, 2006 and is incorporated herein by reference. Such description of the Note is incomplete and is qualified in its entirety by reference to the full text of the Note, which is filed as Exhibit 4.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The exhibits listed on the Exhibit Index accompanying this Current Report on Form 8-K are filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANOGEN, INC.

Date: July 7, 2006	By:	/s/ Robert Saltmarsh
	Name:	Robert Saltmarsh
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Document

2.1(1)	Asset Purchase Agreement, dated April 19, 2006, by and between, Nanogen, Inc., Nanogen Advanced Diagnostics, S.r.L. and Amplimedical S.p.A.

4.1(2)	Form of Convertible Promissory Note

(1)	Incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed on May 5, 2006. Exhibits and certain schedules to the Asset Purchase Agreement are not filed. The Company will furnish a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

(2)	Incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on May 5, 2006.